Exhibit 10.99

                      SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release ("Agreement") is made by and between IGI, Inc., successor to Medatz, Inc. and ImmunoGenetics, Inc. (hereafter" IGI") and LEXINGTON INSURANCE COMPANY ("LEXINGTON"). IGI and LEXINGTON are collectively referred to herein as the "PARTIES" to this Agreement.

      WHEREAS, IGI was, at the request of the New Jersey Department of Environmental Protection, required to remediate environmental contamination at or from 711 Harding Highway, Buena, New Jersey ("the Site").

      WHEREAS, IGI asserts defense and indemnification coverage from Lexington due to contamination at or from the Site pursuant to Policy:

                   5558837 (EFFECTIVE 01/01/84 - 01/01/85)

      WHEREAS, LEXINGTON disputes IGI's claim to coverage;

      WHEREAS, without admission of any kind, and to avoid the costs, efforts and further delays, IGI and LEXINGTON desire to amicably and in good faith resolve all issues relating to indemnification and defense by entering into this Agreement.

      NOW, THEREFORE, in consideration of and in reliance upon the recitals, promises, covenants, understandings, obligations set forth herein, the PARTIES hereto mutually agree as follows:

1.    PAYMENT BY LEXINGTON

      In accordance with the terms set forth herein, and contingent upon receipt of an executed copy of this Agreement by IGI, LEXINGTON will pay to IMMUNOGENETICS the sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND ZERO CENTS ($175,000.00). Said payment is to be made within sixty (60) days after execution of this Agreement by IGI and shall be deemed complete upon First Class Mail to Flaster/Greenberg, counsel for IGI.

2.    RELEASE BY IGI

      In consideration for the above payment, IGI hereby releases, remises, and forever discharges LEXINGTON and any other company corporately affiliated with the American International Group (including, but not limited to, those entities identified on Exhibit 1 attached hereto and incorporated herein by this reference), and their predecessors, successors, assigns, parent corporations, subsidiaries, affiliates, and agents, and the officers, directors, employees, agents shareholders and representatives of any of them (hereinafter referred to as "RELEASEES") from any and all duties, liabilities, responsibilities, defense costs or obligations for, related to or with regard to any and all Claims whether past, present, or future, known or unknown or asserted or unasserted


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(including, but not limited to, claims for bad faith, malicious prosecution, statutory or regulatory violation or punitive or other extra-contractual damages of any type), arising out of or related to the "Claims" related to the Site.

      Upon execution of this Release, and payment of the sums identified in Paragraph I of this agreement, RELEASEES shall have no further duties or obligations based upon, arising out of or related in any way to the Policies with respect to any Claims released hereunder.

      As used herein, "Claim(s)" shall mean any and all duties, liabilities, responsibilities, or obligations, including, but not limited to claims for bodily injury, personal injury, property damage, clean up costs, remediation, and investigation costs for, related to, or with regard to any demand, claim, liability or suit request for relief, action or forbearance of any kind, proceeding and/or notices of partial or total responsibility (including Potential Responsible Party or "PRP" notices) made, asserted, threatened or filed against IGI arising at or related to the Site.

      Notwithstanding the above, it is understood that, as used herein, "Claim(s)" excludes any claim arising out of any Natural Resources Damages that may be brought by the New Jersey Department of Environmental
Protection, the USEPA, or any other state or federal agency, against IGI.

      For the purposes of this agreement, "Natural Resources Damages" shall be understood to be defined as that term is defined in the Spill
Compensation and Control Act.

      As used herein, "Policies" shall mean any and all policies issued by LEXINGTON or any of the RELEASEES. However, "Policies" shall be understood to exclude all General Liability policies issued, by LEXINGTON or any of the RELEASEES, to IMMUNOGENETICS effective September 30, 1982 through December 31, 1983.

      IGI warrants and agrees as of the effective date of this Release that it has not assigned, conveyed, or otherwise transferred any claims, demands, causes of action, rights or obligations related herein, to any other person or entity, nor shall IMMUNOGENETICS hereafter do so.

      Possession of this original or originally signed counterpart Settlement Agreement and Release by the Releasee shall constitute conclusive proof to LEXINGTON and to any other person of the effectiveness of this Settlement Agreement and Release.

3.    INDEMNIFICATION BY IGI

      In consideration for the above payment, IGI hereby agrees to indemnify LEXINGTON for any Environmental Claims relating to the Site made by any individual, entity, or federal, state or local agency up to the sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($175,000.00).


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      Furthermore, IGI agrees to defend and hold harmless LEXINGTON from and against for any claim or demand made by any individual or entity insured or alleging an insured interest under any of the Policies, arising out the activities of or any action initiated by IGI or on its behalf.

4.    NO ASSIGNMENT

      IGI and LEXINGTON represent and warrant that they have not and will not in any matter assign, transfer, convey, sell or purport to assign, transfer, convey or sell any entity or person any claim or right arising out of or connected with any entity or person any claim or right arising out of or connected with the matters released herein.

5.    CONSTRUCTION, USE, DISCLOSURE, ETC. OF THIS AGREEMENT

      A. As the product of arms-length negotiation, the PARTIES hereto agree that this Agreement shall be construed according to the rules of construction generally applicable to negotiated contracts between parties of equal bargaining strength, and not according to any special rules of construction applicable to contracts of adhesion and/or insurance contracts. The language in all parts of this Agreement shall be construed as a whole according to this meaning.

      B. The Agreement is entered into solely to avoid the costs, efforts and delays of litigation, and is intended as a good faith compromise of disputed claims. Negotiation of, execution of, and performance of obligations under this Agreement shall not be construed as an admission that any coverage exists under any LEXINGTON Policies for defense or indemnity with respect to the Environmental Claims; nor does this Agreement or the fact or amount of the payments pursuant to this Agreement evidence that any Party hereto embraces or rejects any theory of liability or coverage under the LEXINGTON Policy. In furtherance of the intentions expressed herein, the PARTIES stipulate that this Agreement has no evidentiary or precedental value with respect to the meaning of any insurance policy or provision.

      C. The terms of this Agreement, and the existence and content of all letters, notes, memoranda, reports, communications, conversations and discussions relating to this Agreement are confidential, and neither IGI or LEXINGTON, nor their respective employees, agents, or attorneys shall disclose such information to any person without the prior written consent of the other party to this Agreement; provided, however, that such information may be disclosed without the consent of the other party.

            1.    if required by operation of law or by court order;

            2. to the officers, directors, employees, agents, attorneys, corporate affiliates (including officers, directors, employees, agents, attorneys thereof), auditors, lenders, investment bankers, or trade creditors of the PARTIES to this Agreement;


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            3.    in litigation or arbitration seeking to enforce the terms
                  of this Agreement; or

            4. to a reinsurer, retrocessionaire or auditor of LEXINGTON, or in litigation or arbitration with a reinsurer, retrocessionaire, or auditor of LEXINGTON.

      D. This Agreement constitutes the entire Agreement between the PARTIES with respect to the matters addressed herein. Except as specifically set forth in this Agreement, there are no representations, warranties or inducements, whether oral, written, expressed or implied, that in any way affect or condition the validity of this Agreement or alter its terms. This Agreement may be amended only by written instrument executed by the PARTIES hereto.

6.    MISCELLANEOUS PROVISIONS

      A. Each Party hereto expressly agrees that it shall bear its own costs and attorneys' fees with respect to this Agreement and the negotiations in connection therewith.

      B.    The PARTIES represent and warrant that:

            1. The execution and delivery of this Agreement has been duly and validly authorized and approved by all requisite action required under applicable law and that no further action is necessary to make this Agreement valid and binding.

            2. Each person executing this agreement warrants that he or she has the authority and power to execute this Agreement from the Party on whose behalf he or she is executing.

      C. This Agreement may be executed in multiple counterparts and each counterpart shall be deemed to be an original, all of which together constitute the same Agreement. All counterpart signature pages shall be read as through one, and they shell have the same force and effect as though all signers had signed a single signature page.

      IN WITNESS WHEREOF, each Party hereto has executed this Agreement as of the date(s) of shown below:


                                   IGI, INC.

Date:  6/5/03                      By:   /s/ Domenic Golato
       ------                            --------------------------------
                                   Its:  Chief Financial Officer


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                                   AIG Technical Services, Inc. on behalf of
                                   LEXINGTON INSURANCE COMPANY/ RELEASEES

Date:  6/6/03                      By:   /s/ Debra K Neb
       ------                            ----------------------------------
                                   Its:  Manager


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                                  EXHIBIT I
                                  ---------


C. V. Starr and Co.
Starr International Company, Incorporated
American International Group, Inc.
La Interamericana Co. de Seg. de Vida, S.A.
American Int'l Reins.  Co., Ltd.
Seguros Interamericana, S.A.
American Int'l Assur.  Co. (Bermuda) Ltd.
American Int'l Assur.  Co. Ltd. (H.K.)
Australian Amer.  Assur.  Co. Ltd.
American Int'l Assur.  Co. Ltd. (N.Z.)
Australian Amer.  Assur.  Co. Ltd. (N.Z.)
P.T. Asuransi AIU Indonesia
P.T. (Ltd) Asuransi Jiwa lkrar Abadi
Australian Amer.  Assur.  Co. Ltd.  Fiji
Philippine American Life Ins.  Co.
Philam Insurance Company, Inc.
Philippine American Accident Ins. Co., Inc.
The Philippine American Assur.  Co., Inc.
Pacific Union Assurance Company
AIG Life Insurance Company
American Int'l Life Assur.  Co. of New York
American Int'l Life Ins.  Co. of P.R.
American Life Insurance Company
ALICO S.A.
ALICO Deutschland Lebensversicherung
American Int'l Ins.  Co. Ltd.
American lnt'l Life Ins.  Co. (St.  Dom.)
American Life and General Ins.  Co., Ltd.
American Life Ins.  Co. Trinidad, Ltd.
Compagnie D'Assurance D'Haiti, S.A.
Delaware American Life Insurance Co.
Jamaican American Life Ins. Co., Ltd.
La Seguridad de Panama, Co de Reaseg. SA
AIU Insurance Company
American Home Assurance Company
AIG Hawaii Insurance Company, Inc.
Transatlantic Holdings, Inc.
Putnam Reinsurance Company
Transatlantic Reinsurance Company
American Int'l Ins. Co. of Delaware
Birmingham Fire Ins. Co. of Pa.


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China America International Ins. Co. Ltd.
China America Ins. Co., Ltd. (Del.)
China America Ins. Co., Ltd. (N.Y.)
Commerce and Industry Ins. Co.
American Int'l Ins. Co.
Commerce and Industry Ins. Co. of Canada
The Insurance Company of the State of Pa.
Landmark Insurance Company
Landmark Insurance Company (U.K.), Limited
National Union Fire Ins. Co. of Pitt., Pa.
American Int'l Surplus Lines Ins.  Co.
Lexington Insurance Company
Japan Int'l Acc. & Fire Ins. Co. Ltd.
National Union Fire Ins. Co. of La.
NHIG Holding Corporation
New Hampshire Insurance Company
American Fidelity Company
American Global Insurance Company
Granite State Insurance Company
Illinois National Insurance Company
New Hampshire Indemnitv Co. Inc.
United Guaranty Corporation
United Guar. Residential Ins. of NC
United Guar. Residential Ins. Co.
United Guar. Comm. Ins. Co.
United Guar. Comm. Ins. Co. of NC
United Guar. Credit Ins. Co.
Audubon Insurance Company
Audubon Indemnity Companv
American Int'l Underwriters Overseas, Ltd.
American Int'l Ins. Co. of Ireland
American Int'l Ins. Co. of P.R.
La Interamericana Co. de Seg.  Generales
Cameroon American Insurance Co., S.A.
"Hellas" Insurance Company
La Seguridad de Centroamerica, Co. de Seg
Seguirdad De Centroamerica, Finanzas
Interamericana Co. de Seg. Gerais
Unity Insurance Company Limited
Universal Insurance Company Ltd.
European American Excess Reins., Ltd.
La Interamericana Co. de Seg. Generales
American Int'l Underwriters Philip. Inc.
Philippine Home Assurance Corporation
Egyptian American Insurance Company
Hungarian American Insurance Company


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Polish American Insurance Company Ltd.
Romanian American Insurance Co. Ltd.
The Uganda American Ins. Co. Limited
A. I. Lloyd's Insurance Company
Abeille General Ins. Co. (USB)
Nichido Fire & Marine Ins. Co. Ltd. (USB)
Union & Phenix Espanol Ins. Co. (USB)
AIG Technical Services, Inc.
AIG Claim Services, Inc.
American International Adjustment Company, Inc.
Union Atlantique de Reassurances
AIG Europe (U.K.) Limited
L'Union Atlantique d' Assurances, S.A.
American Fidelity Company
American International Specialty Lines Insurance Co.
AIG National Insurance Company


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